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As filed with the Securities and Exchange Commission on January 20, 2016

Registration No. 333-208758

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

(See Table of Additional Registrants)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	8200 (Primary Standard Institute Classification Code Number)	52-1492296 (I.R.S. Employer Identification No.)

650 S. Exeter Street
Baltimore, Maryland 21202
(410) 843-6100
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Robert W. Zentz, Esq.
Senior Vice President, Secretary and General Counsel
Laureate Education, Inc.
650 S. Exeter Street
Baltimore, Maryland 21202
(410) 843-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Robert W. Smith, Jr., Esq.
Jason C. Harmon, Esq.
DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, MD 21209
(410) 580-3000

Approximate date of commencement of proposed exchange offer:
As soon as practicable after this Registration Statement is declared effective.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

9.250% Senior Notes due 2019	$1,450,046,000	100%	$1,450,046,000	$146,020

Guarantees of 9.250% Senior Notes due 2019(2)	N/A(3)	N/A(3)	N/A(3)	N/A(3)

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

(2)
See inside facing page for registrant guarantors.

(3)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number (IF NONE WRITE N/A)	Address, Including Zip Code, of Registrant's Principal Executive Offices	Telephone Number, Including Area Code, of Registrant's Principal Executive Offices
Laureate International Universities, Inc.	Maryland	30-0096290	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
International University Ventures, Ltd.	Maryland	52-1935845	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
Tuition Finance, Inc.	Maryland	52-2021771	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
Wall Street International Holdings—US I, Inc.	Maryland	20-0791880	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
LEI Administration, LLC	Maryland	20-8488643	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
Laureate Bagby Investors LLC	Maryland	52-2167834	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
Exeter Street Holdings LLC	Maryland	26-1846428	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
Laureate Ventures, Inc.	Delaware	52-2257469	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
Laureate Properties, LLC (Delaware)	Delaware	52-2049971	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
Post-Secondary Education Acquisition Corporation	Delaware	63-0899333	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
Walden e-Learning, LLC	Delaware	20-1660651	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
Laureate Education International Ltd.	Delaware	51-0364702	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
Educational Satellite Services, Inc.	Delaware	82-0539541	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
Canter and Associates, LLC	Delaware	94-3351831	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
The Canter Group of Companies, LLC	California	95-3161534	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100
Fleet Street Aviation, LLC	Washington	20-5115271	650 S. Exeter Street Baltimore, MD 21202	(410) 843-6100

 EXPLANATORY NOTE

        Laureate Education, Inc. is filing this Amendment No. 1 (the "Amendment") to its Registration Statement on Form S-4 (Registration No. 333-208758) (the "Registration Statement") as an exhibit-only filing to file Exhibits 4.3, 4.6, 5.1, 10.37, 24.2, 25.1, 99.1, 99.2, 99.3 and 99.4. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Delaware Registrants

  a.
  Laureate Education, Inc., Laureate Ventures, Inc., Post-Secondary Education Acquisition Corporation, Educational Satellite Services, Inc. and Laureate Education International Ltd. are incorporated under the laws of Delaware.

        Section 102 of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        The certificate of incorporation and bylaws of Laureate Education, Inc. provide that the corporation shall indemnify to the fullest extent permitted by Section 145 of the DGCL, and shall indemnify each person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, and may indemnify each person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Such right of indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors, or otherwise, and inures to the benefit of the heirs, executors and administrators of such persons.

        The certificates of incorporation of Laureate Ventures, Inc. and Laureate Education International Ltd. each allows for indemnification to the fullest extent permitted by Sections 102 and 145 of the DGCL to each person that such sections grant the corporation the power to indemnify.

        The bylaws of Laureate Ventures, Inc. state that the indemnification provided for by each corporation shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law, or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law.

        The certificate of incorporation and bylaws of Post-Secondary Education Acquisition Corporation provide that the corporation shall indemnify to the fullest extent permitted by Section 145 of the DGCL, and shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation upon the determination that such indemnification is proper. Such right of indemnification is not exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors and inures to the benefit of the heirs, executors and administrators of such persons.

        The bylaws of Educational Satellite Services, Inc. indemnify such persons for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by subsections (a) through (e) of Section 145 of the DGCL.

  b.
  Canter and Associates, LLC, Laureate Properties, LLC (Delaware) and Walden e-Learning, LLC are organized under the laws of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company or other person from and against any and all claims and demands whatsoever.

        The operating agreement of Canter and Associates, LLC provides that the company shall indemnify (a) its members to the full extent required or permitted by the General Laws of the State of Delaware now or hereafter in force, including the advance of expenses under the procedures permitted by law and to the full extent permitted by law and (b) its officers, employees and agents to such extent as shall be authorized by the managing member and be permitted by law.

        The operating agreements of Laureate Properties, LLC (Delaware) and Walden e-Learning, LLC provide that the company shall indemnify (a) its managers, officers, employees and agents to the full extent permitted by law and (b) its members to the full extent required or permitted by the Delaware statutes now or hereafter in force, including the advance of expenses under the procedures permitted by law and to the full extent permitted by law.

Maryland Registrants

  a.
  Laureate International Universities, Inc., International University Ventures, Ltd., Tuition Finance, Inc. and Wall Street International Holdings—US I, Inc. are incorporated under the laws of Maryland.

        Section 2-405.2 of the Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

        Section 2-418 of the MGCL permits indemnification of any officer or director made a party to any proceeding by reason of service as an officer or director unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may be against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the director or officer in connection with the proceeding; but, if the proceeding is one by or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. If the proceeding is one charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, indemnification of the director or officer is not permitted if the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. Unless limited by its charter, under section 2-418 of the MGCL, a corporation is required to indemnify a director for reasonable expenses incurred if such individual has been successful, on the merits or otherwise, in defense of any proceeding arising out of such individual's official capacity. Indemnification under the provisions of Maryland law is not deemed exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, bylaws, any resolution of stockholders or directors, any agreement or otherwise.

        The charters of each of Laureate International Universities, Inc. and International University Ventures, Ltd. provide that each corporation shall indemnify (a) its directors and officers, whether serving the corporation or at its request any other entity, to the full extent required or permitted by the MGCL now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (b) its other employees and agents to such extent as shall be authorized by the board of directors or the corporation's bylaws and be permitted by law. Such right of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.

        The charter of Tuition Finance, Inc. provides that, to the maximum extent permitted by Maryland law, no director or officer of the corporation shall be liable to the corporation or its stockholders for money damages.

        The bylaws of Wall Street International Holdings—US I, Inc. provide that the indemnification provided for by the corporation shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law, or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law.

  b.
  Laureate Bagby Investors LLC, LEI Administration, LLC and Exeter Street Holdings LLC are organized under the laws of Maryland.

        Laureate Bagby Investors LLC, LEI Administration, LLC and Exeter Street Holdings LLC are limited liability companies organized under the laws of the State of Maryland. Section 4A-203 of the Maryland Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member, agent or employee from and against all claims and demands, except in the case of action or failure to act by the member, agent or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

        The operating agreement of Laureate Bagby Investors LLC provides that the member of the company shall be indemnified by the company to the fullest extent provided by law.

        The operating agreements of LEI Administration, LLC and Exeter Street Holdings LLC provide that the company shall indemnify (a) its members to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures permitted by law and to the full extent permitted by law and (b) its officers, employees and agents to such extent as shall be authorized by the managing member and be permitted by law.

California Registrant

  a.
  The Canter Group of Companies, LLC is registered under the laws of California.

        Under Section 17701.10 of the California Revised Uniform Limited Liability Company Act (the "RULLCA"), the operating agreement of a limited liability company may alter or eliminate the indemnification for a member or manager and may eliminate or limit a member or manager's liability to the limited liability company and members for money damages, except for a breach of the duty of loyalty, a financial benefit received by the member or manager to which the member or manager is not entitled, a member's liability for excess distributions, intentional infliction of harm on the limited liability company or a member, or an intentional violation of criminal law. A limited liability company shall reimburse for any payment made and indemnify for any debt, obligation, or other liability incurred by a member of a member-managed limited liability company or the manager of a manager-managed limited liability company in the course of the member's or manager's activities on behalf of the limited liability company, if, in making the payment or incurring the debt, obligation, or other liability, the member or manager complied with the fiduciary duties under the RULLCA. Except as provided under the RULLCA, a limited liability company may reimburse for any payment made and may indemnify for any debt, obligation, or other liability incurred by a person not identified in the preceding sentence, including, without limitation, any officer, employee, or agent of the limited liability company, in the course of that person's activities on behalf of the limited liability company. A limited liability company may purchase and maintain insurance on behalf of any person against liability asserted against or incurred by that person.

        The operating agreement of The Canter Group of Companies, LLC states that the company shall indemnify (a) its members to the full extent required or permitted by the General Laws of the State of California now or hereafter in force, including the advance of expenses under the procedures permitted by law and to the full extent permitted by law and (b) its officers, employees and agents to such extent as shall be authorized by the managing member and be permitted by law. Such right of indemnification is not exclusive of any right to which those seeking indemnification may be entitled.

Washington Registrant

  a.
  Fleet Street Aviation, LLC is registered under the laws of Washington.

        Section 25.15.038 of the Revised Code of the State of Washington (the "RCW") provides, among other things, that the limited liability company agreement may contain provisions not inconsistent with law that eliminate or limit the personal liability of a member or manager to the limited liability company or its members or other persons bound by a limited liability company agreement for conduct as a member or manager, provided that such provisions do not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for conduct of the member or manager violating section 25.15.231 of the RCW, or for any act or omission that constitutes a violation of the implied contractual duty of good faith and fair dealing. Section 25.15.041 of the RCW provides that a limited liability company may indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because such person is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, or conduct of the member or manager adjudged to be in violation of section 25.15.231 of the RCW. A limited liability company may indemnify and advance expenses to an officer, employee, or agent of the limited liability company who is not a member or manager to the same extent as to a member or manager.

            The limited liability company agreement of Fleet Street Aviation, LLC provides that a manager shall not be liable, responsible or accountable in damages or otherwise to the company, the other managers, or the members for any act or omission by a manager performed in good faith and in a manner reasonably believed by such manager to be (a) within the scope of authority granted to the manager by the limited liability company agreement or in accordance with its provisions, and (b) in the best interest of the company. The liability of any manager may be further limited as set forth in the RCW and other applicable law. The company shall release, indemnify and hold harmless its manager against any liability, loss, damage, cost or expense incurred by them on behalf of the company or in furtherance of the company's interests; provided that the company shall not release, indemnify and hold harmless the manager liable for an act or omission which constitutes fraud, intentional misconduct, bad faith, gross negligence, a knowing violation of law, or any other act referred to by section 25.15.040 of the RCW (the predecessor to section 25.15.038 of the RCW, as described above).

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit No.		Description
2.1	#	Equity Purchase Agreement, dated as of May 10, 2013, by and between Rede Internacional de Universidades Laureate Ltda., and Dra. Labibi Elias Alves da Silva, Prof. Dr. Edevaldo Alves da Silva, Dra. Aidéa Alves da Silva, and Dr. Arnold Fioravante, and Faculdades Metropolitanas Unidas—Associação Educacional in the capacity of intervening and consenting party (incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

2.2	#	Equity Purchase Agreement, dated as of May 10, 2013, by and between Rede Internacional de Universidades Laureate Ltda., and Dra. Labibi Elias Alves da Silva, Prof. Dr. Edevaldo Alves da Silva and Dr. Arnold Fioravante, and Associação de Cultura e Ensino, in the capacity of intervening and consenting party (incorporated herein by reference to Exhibit 2.2 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

2.3	#	Equity Purchase Agreement, dated as of May 10, 2013, by and between Rede Internacional de Universidades Laureate Ltda., and Dra. Labibi Elias Alves da Silva, and Dr. Eduardo Alves da Silva, Dr. Edson Alves da Silva, and União Educacional de São Paulo, in the capacity of intervening and consenting party (incorporated herein by reference to Exhibit 2.3 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

2.4	#	Quota Purchase Agreement, dated as of July 11, 2014, by and between Sociedade de Educacao Ritter dos Reis Ltda. and Solon Flores Sant'anna, Darci Sanfelici, Ana Maria Lisboa de Mello, Iron Augusto Muller and, as intervening consenting parties, Sociedade Educacional Sul-Rio-Grandense S/S Ltda., Sociedade Porto-Alegrense de Pesquisa Educacional S/S Ltda., and SFS Assessoria e Consultoria S/S Ltda. (incorporated herein by reference to Exhibit 2.4 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

3.1	**	Certificate of Incorporation of Laureate Education, Inc.

3.2	**	Bylaws of Laureate Education, Inc.

3.3	**	Articles of Incorporation of Laureate International Universities, Inc., as amended by the Articles of Amendment of Charter

3.4	**	By-Laws of Laureate International Universities, Inc.

3.5	**	Articles of Incorporation of International University Ventures, Ltd., as amended by the Articles of Amendment

Exhibit No.		Description
3.6	**	By-Laws of International University Ventures, Ltd.

3.7	**	Articles of Incorporation of Tuition Finance, Inc.
3.8	**	By-Laws of Tuition Finance, Inc.

3.9	**	Articles of Incorporation of Wall Street International Holdings—US I, Inc.

3.10	**	By-Laws of Wall Street International Holdings—US I, Inc.

3.11	**	Articles of Organization of LEI Administration, LLC

3.12	**	Operating Agreement of LEI Administration, LLC
3.13	**	Articles of Organization of Laureate Bagby Investors LLC, as amended by the Articles of Amendment for a Limited Liability Company
3.14	**	Operating Agreement of Laureate Bagby Investors LLC
3.15	**	Articles of Organization of Exeter Street Holdings LLC
3.16	**	Operating Agreement of Exeter Street Holdings LLC
3.17	**	Certificate of Incorporation of Laureate Ventures, Inc., as amended by Certificate of Amendment
3.18	**	By-Laws of Laureate Ventures, Inc.
3.19	**	Limited Liability Company Certificate of Formation of Laureate Properties, LLC (Delaware)
3.20	**	Operating Agreement of Laureate Properties, LLC (Delaware)
3.21	**	Amended and Restated Certificate of Incorporation of Post-Secondary Education Acquisition Corporation
3.22	**	Amended and Restated By-Laws of Post-Secondary Education Acquisition Corporation
3.23	**	Limited Liability Company Certificate of Formation of Walden e-Learning, LLC
3.24	**	Operating Agreement of Walden e-Learning, LLC
3.25	**	Certificate of Incorporation of Laureate Education International Ltd., as amended by the Certificate of Amendment of the Certificate of Incorporation and Certificate of Amendment
3.26	**	By-Laws of Laureate Education International Ltd.
3.27	**	Certificate of Incorporation of Educational Satellite Services, Inc.
3.28	**	Bylaws of Educational Satellite Services, Inc.
3.29	**	Limited Liability Company Certificate of Formation of Canter and Associates, LLC
3.30	**	Operating Agreement of Canter and Associates, LLC
3.31	**	Limited Liability Company Articles of Organization—Conversion of The Canter Group of Companies, LLC
3.32	**	Operating Agreement of The Canter Group of Companies, LLC
3.33	**	Certificate of Formation of Fleet Street Aviation, LLC
3.34	**	Limited Liability Company Agreement of Fleet Street Aviation, LLC

Exhibit No.	Description
4.1	Senior Indenture, dated July 25, 2012, among Laureate Education, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
4.2
First Supplemental Indenture, dated November 13, 2012, among Laureate Education, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
4.3	Second Supplemental Indenture, dated December 29, 2015, among Laureate Education, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee
4.4
Exchange and Registration Rights Agreement, dated as of July 25, 2012, among Laureate Education, Inc., the guarantors listed on the signature pages thereto and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., KKR Capital Markets LLC and Morgan Stanley & Co. LLC (incorporated herein by reference to Exhibit 10.16 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
4.5
Exchange and Registration Rights Agreement, dated as of November 13, 2012, among Laureate Education, Inc., the guarantors listed on the signature pages thereto and J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Corp., BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., KKR Capital Markets LLC and Morgan Stanley & Co. LLC (incorporated herein by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
4.6
Exchange and Registration Rights Agreement, dated as of December 29, 2015, among Laureate Education, Inc., the guarantors listed on the signature pages thereto and the initial holders listed on the signature pages thereto
4.7	Form of 9.250% Senior Notes due 2019 (included in Exhibit 4.1)

5.1	Opinion of DLA Piper LLP (US)
10.1
Second Amendment to Credit Agreement, dated as of June 16, 2011, among Laureate Education, Inc. and Iniciativas Culturales de España S.L., as borrowers, certain financial institutions listed on the signature pages thereto and Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent (incorporated herein by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.2
Amended and Restated Credit Agreement dated as of August 17, 2007 and amended and restated as of June 16, 2011, among Laureate Education, Inc. and Iniciativas Culturales de España S.L., as borrowers, the lending institutions from time to time parties thereto, and Citibank, N.A. (as successor to Goldman Sachs Credit Partners L.P.), as Administrative Agent and Collateral Agent (incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

Exhibit No.	Description
10.3	First Amendment to Amended and Restated Credit Agreement, dated as of January 18, 2013, entered into by Laureate Education, Inc. and Iniciativas Culturales de España S.L., as borrowers, Citibank, N.A., as successor Administrative Agent and Collateral Agent, and certain financial institutions listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.4
Second Amendment to Amended and Restated Credit Agreement, dated as of April 23, 2013, entered into by Laureate Education, Inc. and Iniciativas Culturales de España S.L., as borrowers, Citibank, N.A., as successor Administrative Agent and Collateral Agent, and certain financial institutions listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.5
Third Amendment to Amended and Restated Credit Agreement, dated as of October 3, 2013, entered into by Laureate Education, Inc. and Iniciativas Culturales de España S.L., as borrowers, Citibank, N.A., as successor Administrative Agent and Collateral Agent, and certain financial institutions listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.6
Fourth Amendment to Amended and Restated Credit Agreement and Amendment to the U.S. Obligations Security Agreement and the U.S. Pledge Agreement, dated as of July 7, 2015, entered into by Laureate Education, Inc. and Iniciativas Culturales de España S.L., as borrowers, Citibank, N.A., as successor Administrative Agent and Collateral Agent, the other parties thereto and certain financial institutions listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.7
Joinder Agreement, dated as of December 22, 2011, by and among Bank of Montreal, Chicago Branch, Laureate Education, Inc. and Citibank, N.A., as Administrative Agent and Collateral Agent (incorporated herein by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.8
Joinder Agreement, dated as of December 22, 2011, by and among Morgan Stanley Senior Funding, Inc., Laureate Education, Inc. and Citibank, N.A., as Administrative Agent and Collateral Agent (incorporated herein by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.9
Joinder Agreement, dated as of January 18, 2013, by and among the lenders party thereto, Laureate Education, Inc., as borrower, and Citibank, N.A., as Administrative Agent (incorporated herein by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.10
Joinder Agreement, dated as of April 23, 2013, by and among the lenders party thereto, Laureate Education, Inc., as borrower, and Citibank, N.A., as Administrative Agent (incorporated herein by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.11
Joinder Agreement, dated as of December 16, 2013, by and among lenders party thereto, Laureate Education, Inc., as borrower, and Citibank, N.A., as Administrative Agent (incorporated herein by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

Exhibit No.	Description
10.12	Guarantee dated as of August 17, 2007, by certain domestic subsidiaries of Laureate Education, Inc., as Guarantors in favor of Goldman Sachs Credit Partners L.P., as Collateral Agent, as supplemented by Supplement No. 1 dated as of April 1, 2009 between LEI Administration, LLC, as the New Guarantor, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as supplemented by Supplement No. 2 dated as of July 15, 2011, between Exeter Street Holdings LLC, as the New Guarantor, and Goldman Sachs Credit Partners L.P., as Collateral Agent (incorporated herein by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.13
Security Agreement, dated as of August 17, 2007, among Laureate Education, Inc., and certain domestic subsidiaries of Laureate Education, Inc., as Grantors, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as supplemented by Supplement No. 1 dated as of April 1, 2009 between LEI Administration, LLC, as the New Grantor, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as supplemented by Supplement No. 2 dated as of July 15, 2011 between Exeter Street Holdings LLC, as the New Grantor, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as amended by the Fourth Amendment to Amended and Restated Credit Agreement and Amendment to the U.S. Obligations Security Agreement and the U.S. Pledge Agreement, dated as of July 7, 2015 (incorporated herein by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.14
Pledge Agreement, dated as of August 17, 2007, among Laureate Education, Inc., and certain domestic subsidiaries of Laureate Education, Inc., as Pledgors, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as supplemented by Supplement No. 1 dated as of April 1, 2009 between LEI Administration, LLC, as Additional Pledgor, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as supplemented by Supplement No. 2 dated as of July 15, 2011 between Exeter Street Holdings LLC, as Additional Pledgor, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as amended by the Fourth Amendment to Amended and Restated Credit Agreement and Amendment to the U.S. Obligations Security Agreement and the U.S. Pledge Agreement, dated as of July 7, 2015 (incorporated herein by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.15
Amended and Restated Collateral Agreement, dated as of June 16, 2011, among Walden University, LLC, each other subsidiary of Laureate Education, Inc. that becomes a party thereto from time to time, and Goldman Sachs Credit Partners L.P., as Collateral Agent (incorporated herein by reference to Exhibit 10.15 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.16
Foreign Obligations Guarantee, dated as of January 23, 2008, by Rede Internacional de Universidades Laureate, Ltda., as Foreign Obligations Guarantor, in favor of Goldman Sachs Credit Partners L.P., as Collateral Agent under the Credit Agreement for the benefit of the Foreign Obligations Secured Parties (incorporated herein by reference to Exhibit 10.18 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

Exhibit No.	Description
10.17	Foreign Obligations Guarantee, dated as of January 23, 2008, by Laureate Education, Inc., ICE Inversiones Brazil, SL, Inversiones en Educacion Limitada, Laureate Education Mexico, S. de R.L. de C.V., Laureate Education Peru, S.R.L., Laureate Honduras S. de R.L. de C.V., Laureate I B.V., Laureate International B.V., Laureate International Costa Rica S.R.L., LIUF, SAS, Online Higher Education, B.V., Laureate Panama, S.A., Laureate Chile Limitada, and Iniciativas Culturales de España S.L., as Foreign Obligations Guarantors, in favor of Goldman Sachs Credit Partners L.P., as Collateral Agent under the Credit Agreement for the benefit of the Foreign Obligations Secured Parties (incorporated herein by reference to Exhibit 10.19 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.18
Deed of Pledge of Receivables, dated August 17, 2007, between Goldman Sachs Credit Partners L.P. and Laureate Education, Inc. with respect to interests in Fleet Street International Universities C.V. (incorporated herein by reference to Exhibit 10.20 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.19
Deed of Pledge of Receivables, dated September 2011, between Laureate Education, Inc., as Pledgor, and Citibank, N.A., in its capacity as Collateral Agent, as Pledgee, with respect to interests in Fleet Street International Universities C.V. (incorporated herein by reference to Exhibit 10.21 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.20
Deed of Pledge of Receivables dated August 17, 2007, between Goldman Sachs Credit Partners L.P. and Laureate Education International Limited, with respect to interests in Fleet Street International Universities C.V. (incorporated herein by reference to Exhibit 10.22 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.21
Deed of Pledge of Receivables, dated September 30, 2011, between Laureate Education International Limited, as Pledgor, and Citibank, N.A., in its capacity as Collateral Agent, as Pledgee, with respect to interests in Fleet Street International Universities C.V. (incorporated herein by reference to Exhibit 10.23 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.22
Deed of Pledge (Laureate I B.V.), dated January 29, 2008, by Iniciativas Culturales de España S.L. in favor of Goldman Sachs Credit Partners L.P., in its capacity as Collateral Agent under the Credit Agreement for the benefit of the Secured Parties (incorporated herein by reference to Exhibit 10.24 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.23
Deed of Pledge (Laureate I B.V.), dated September 30, 2011, between Iniciativas Culturales de España S.L., as Pledgor, Citibank, N.A., as Administrative Agent and Collateral Agent under the Credit Agreement for the benefit of the Lenders under the Credit Agreement, as Pledgee, and Laureate I B.V., as the Company (incorporated herein by reference to Exhibit 10.25 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.24
Deed of Pledge (Laureate International B.V.), dated January 29, 2008, by Laureate I B.V. in favor of Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent under the Credit Agreement for the benefit of the Secured Parties (incorporated herein by reference to Exhibit 10.26 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

Exhibit No.		Description
10.25		Deed of Pledge (Laureate International B.V.), dated September 30, 2011, between Laureate I B.V., as Pledgor, Citibank, N.A., as Administrative Agent and Collateral Agent under the Credit Agreement for the benefit of the Lenders under the Credit Agreement, as Pledgee, and Laureate International B.V., as the Company (incorporated herein by reference to Exhibit 10.27 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.26
Deed of Pledge Over Credit Rights Derived from Bank Account, dated March 14, 2008, by Iniciativas Culturales de España S.L. in favor of Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent under the Credit Agreement for the benefit of the Secured Parties, as amended by that Amendment Agreement in Respect of Pledge Over Credit Rights Derived from Bank Account, dated October 5, 2011, by and between Iniciativas Culturales de España S.L., as Pledgor, Goldman Sachs Credit Partners L.P., as Prior Pledgee, and Citibank, N.A., acting as Administrative Agent and Collateral Agent, as Pledgee (incorporated herein by reference to Exhibit 10.28 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.27
Deed of First Priority Pledge Over Credit Rights, dated March 14, 2008, by Iniciativas Culturales de España S.L. in favor of Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent under the Credit Agreement for the benefit of the Secured Parties, as amended by that Amendment Agreement in Respect of Pledge Over Credit Rights, dated October 5, 2011, by and between Iniciativas Culturales de España S.L., as Pledgor, Goldman Sachs Credit Partners L.P., as Prior Pledgee, and Citibank, N.A., acting as Administrative Agent and Collateral Agent, as Pledgee (incorporated herein by reference to Exhibit 10.29 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
10.28
Deed of Pledge of Participations, dated March 14, 2008, by Iniciativas Culturales de España S.L. in favor of Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent under the Credit Agreement for the benefit of the Secured Parties, as amended by that Amendment Agreement in Respect of Pledge of Shares, dated October 5, 2011, by and between Iniciativas Culturales de España S.L., as Pledgor, Goldman Sachs Credit Partners L.P., as Prior Pledgee, and Citibank, N.A., acting as Administrative Agent and Collateral Agent, as Pledgee (incorporated herein by reference to Exhibit 10.30 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.29	†	2007 Stock Incentive Plan for Key Employees of Laureate Education, Inc. and its Subsidiaries (incorporated herein by reference to Exhibit 10.31 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.30	†	2007 Stock Incentive Plan Form of Stock Option Agreement, as amended on August 31, 2010 (incorporated herein by reference to Exhibit 10.32 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.31	†	2013 Long-Term Incentive Plan of Laureate Education, Inc. and its Subsidiaries, dated June 13, 2013, as amended by the First Amendment to the 2013 Long-Term Incentive Plan effective as of September 17, 2015 (incorporated herein by reference to Exhibit 10.33 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

Exhibit No.		Description
10.32	†	2013 Stock Incentive Plan Form of Stock Option Agreement effective as of September 11, 2013 (incorporated herein by reference to Exhibit 10.34 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.33	†	Laureate Education, Inc. Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated herein by reference to Exhibit 10.35 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.34	†	Form of Management Stockholder's Agreement for equityholders (incorporated herein by reference to Exhibit 10.36 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.35	†	Employment Offer Letter, dated July 6, 2015, between Laureate Education, Inc. and Enderson Guimarães (incorporated herein by reference to Exhibit 10.37 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on December 23, 2015)

10.36	†	Deferred Compensation Letter Agreement, dated August 16, 2007, by and among L Curve Sub Inc., Laureate Education, Inc. and Douglas L. Becker (incorporated herein by reference to Exhibit 10.38 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on December 23, 2015)

10.37	†	Deferred Compensation Letter Agreement, dated December 24, 2015, between Laureate Education, Inc. and Douglas L. Becker

10.38	†	2nd Amended and Restated Executive Interest Subscription Agreement, dated August 31, 2010, between Wengen Alberta, Limited Partnership and Douglas L. Becker (incorporated herein by reference to Exhibit 10.39 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.39	†	Employment Offer Letter, dated July 21, 2008, between Laureate Education, Inc. and Eilif Serck-Hanssen (incorporated herein by reference to Exhibit 10.40 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.40	†	Amendment to Employment Offer Letter, dated December 9, 2010, between Laureate Education, Inc. and Eilif Serck-Hanssen (incorporated herein by reference to Exhibit 10.41 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.41	†	Time-Based Restricted Stock Agreement, dated August 5, 2008, between Laureate Education, Inc. and Eilif Serck-Hanssen (incorporated herein by reference to Exhibit 10.42 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.42	†	Form of Time-Based Restricted Stock Units Agreement, for grants from and after September 11, 2013 (incorporated herein by reference to Exhibit 10.43 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.43		Support Services Agreement between Santa Fe University of Art and Design, LLC and Laureate Education, Inc. dated October 1, 2014 (incorporated herein by reference to Exhibit 10.44 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

Exhibit No.		Description
10.44		Master Service and Confidentiality Agreement, dated April 28, 2014, by and between Laureate Education, Inc. and Accenture LLP (incorporated herein by reference to Exhibit 10.45 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.45	‡	System Wide Master Agreement, dated April 10, 2015, between Blackboard Inc. and Laureate Education, Inc. (incorporated herein by reference to Exhibit 10.46 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.46	†	Form of Stockholders' Agreement for Entity-Appointed Directors (incorporated herein by reference to Exhibit 10.47 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.47	†	Form of Stockholders' Agreement for Individual Directors (incorporated herein by reference to Exhibit 10.48 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.48	†	2013 Stock Incentive Plan Form of Restricted Stock Units Agreement (incorporated herein by reference to Exhibit 10.49 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.49	†	2013 Stock Incentive Plan Form of Performance Share Units Agreement (incorporated herein by reference to Exhibit 10.50 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)
12.1	**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
21.1
List of Subsidiaries of Laureate Education, Inc. (incorporated herein by reference to Exhibit 21.1 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on December 23, 2015)
23.1	**	Consent of PricewaterhouseCoopers LLP
23.2	**	Consent of PricewaterhouseCoopers Auditores Independentes, São Paulo, Brazil
23.3	**	Consent of PricewaterhouseCoopers Auditores Independentes, Porto Alegre, RS, Brazil
23.4		Consent of DLA Piper LLP (US) (included as part of Exhibit 5.1)
24.1	**	Powers of Attorney
24.2		Power of Attorney for Michael S. Ryan

25.1		Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wells Fargo Bank, N.A. with respect to the Indenture

99.1		Form of Letter of Transmittal

99.2		Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3		Form of Letter to Clients

99.4		Form of Notice of Guaranteed Delivery

*
To be filed by amendment.

**
Previously filed.

#
Laureate Education, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

†
Indicates a management contract or compensatory plan or arrangement.

‡
Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

Item 22.    Undertakings

        The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

          The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is used in the offering made by the undersigned registrants to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Laureate Education, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

LAUREATE EDUCATION, INC.
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature	Capacity

* Douglas L. Becker	Chairman and Chief Executive Officer and Director (Principal Executive Officer)
/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ MICHAEL S. RYAN Michael S. Ryan	Chief Accounting Officer (Principal Accounting Officer)
* Brian F. Carroll	Director
* Andrew B. Cohen	Director
* Darren M. Friedman	Director
* John A. Miller	Director

Signature			Capacity

* George Muñoz			Director
Judith Rodin			Director
* Jonathan D. Smidt			Director
Ian K. Snow			Director
* Steven M. Taslitz			Director
* Quentin Van Doosselaere			Director
Robert B. Zoellick			Director
*By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Laureate International Universities, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

LAUREATE INTERNATIONAL UNIVERSITIES, INC.
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature	Capacity

/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ ROBERT W. ZENTZ Robert W. Zentz	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, International University Ventures, Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

INTERNATIONAL UNIVERSITY VENTURES, LTD.
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature	Capacity

/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ ROBERT W. ZENTZ Robert W. Zentz	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Tuition Finance, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

TUITION FINANCE, INC.
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature	Capacity

/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ ROBERT W. ZENTZ Robert W. Zentz	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Wall Street International Holdings—US I, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

WALL STREET INTERNATIONAL HOLDINGS—US I, INC.
By:	/s/ ROBERT W. ZENTZ
	Name:	Robert W. Zentz
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature			Capacity

* Douglas L. Becker			President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ ROBERT W. ZENTZ Robert W. Zentz			Director
*By:	/s/ ROBERT W. ZENTZ
	Name:	Robert W. Zentz, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, LEI Administration, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

LEI ADMINISTRATION, LLC
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature	Capacity

/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
* Douglas L. Becker	Chairman and Chief Executive Officer of Laureate Education, Inc., the Managing Member of the Registrant
* Brian F. Carroll	Director of Laureate Education, Inc., the Managing Member of the Registrant
* Andrew B. Cohen	Director of Laureate Education, Inc., the Managing Member of the Registrant
* Darren M. Friedman	Director of Laureate Education, Inc., the Managing Member of the Registrant
* John A. Miller	Director of Laureate Education, Inc., the Managing Member of the Registrant
* George Muñoz	Director of Laureate Education, Inc., the Managing Member of the Registrant

Signature			Capacity

Judith Rodin			Director of Laureate Education, Inc., the Managing Member of the Registrant
* Jonathan D. Smidt			Director of Laureate Education, Inc., the Managing Member of the Registrant
Ian K. Snow			Director of Laureate Education, Inc., the Managing Member of the Registrant
* Steven M. Taslitz			Director of Laureate Education, Inc., the Managing Member of the Registrant
* Quentin Van Doosselaere			Director of Laureate Education, Inc., the Managing Member of the Registrant
Robert B. Zoellick			Director of Laureate Education, Inc., the Managing Member of the Registrant
*By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Laureate Bagby Investors LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

LAUREATE BAGBY INVESTORS LLC
By:	Laureate Education, Inc. as Sole Member
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature	Capacity

* Douglas L. Becker	Chairman of the Board of Directors and Chief Executive Officer of Laureate Education, Inc., the Sole Member of the Registrant (Principal Executive Officer)
/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen	Executive Vice President and Chief Financial Officer of Laureate Education, Inc., the Sole Member of the Registrant (Principal Financial Officer and Principal Accounting Officer)
* Brian F. Carroll	Director of Laureate Education, Inc., the Sole Member of the Registrant
* Andrew B. Cohen	Director of Laureate Education, Inc., the Sole Member of the Registrant
* Darren M. Friedman	Director of Laureate Education, Inc., the Sole Member of the Registrant
* John A. Miller	Director of Laureate Education, Inc., the Sole Member of the Registrant

Signature			Capacity

* George Muñoz			Director of Laureate Education, Inc., the Sole Member of the Registrant
Judith Rodin			Director of Laureate Education, Inc., the Sole Member of the Registrant
* Jonathan D. Smidt			Director of Laureate Education, Inc., the Sole Member of the Registrant
Ian K. Snow			Director of Laureate Education, Inc., the Sole Member of the Registrant
* Steven M. Taslitz			Director of Laureate Education, Inc., the Sole Member of the Registrant
* Quentin Van Doosselaere			Director of Laureate Education, Inc., the Sole Member of the Registrant
Robert B. Zoellick			Director of Laureate Education, Inc., the Sole Member of the Registrant
*By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Exeter Street Holdings LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

EXETER STREET HOLDINGS LLC
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature	Capacity

/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
* Douglas L. Becker	Chairman and Chief Executive Officer of Laureate Education, Inc., the Sole Member of the Registrant
* Brian F. Carroll	Director of Laureate Education, Inc., the Sole Member of the Registrant
* Andrew B. Cohen	Director of Laureate Education, Inc., the Sole Member of the Registrant
* Darren M. Friedman	Director of Laureate Education, Inc., the Sole Member of the Registrant
* John A. Miller	Director of Laureate Education, Inc., the Sole Member of the Registrant
* George Muñoz	Director of Laureate Education, Inc., the Sole Member of the Registrant

Signature			Capacity

Judith Rodin			Director of Laureate Education, Inc., the Sole Member of the Registrant
* Jonathan D. Smidt			Director of Laureate Education, Inc., the Sole Member of the Registrant
Ian K. Snow			Director of Laureate Education, Inc., the Sole Member of the Registrant
* Steven M. Taslitz			Director of Laureate Education, Inc., the Sole Member of the Registrant
* Quentin Van Doosselaere			Director of Laureate Education, Inc., the Sole Member of the Registrant
Robert B. Zoellick			Director of Laureate Education, Inc., the Sole Member of the Registrant
*By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Laureate Ventures, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

LAUREATE VENTURES, INC.
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature			Capacity

/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen			President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
* Douglas L. Becker			Director
/s/ ROBERT W. ZENTZ Robert W. Zentz			Director
*By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Laureate Properties, LLC. (Delaware) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

LAUREATE PROPERTIES, LLC (DELAWARE)
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature	Capacity

/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen	President, Treasurer and Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ ROBERT W. ZENTZ Robert W. Zentz	Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Post-Secondary Education Acquisition Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

POST-SECONDARY EDUCATION ACQUISITION CORPORATION
By:	/s/ ROBERT W. ZENTZ
	Name:	Robert W. Zentz
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature			Capacity

* Maria Reyes			President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
* David L. Bridgeman			Director
* Kimberleigh J. Cantwell			Director
* Darryl E. Smith			Director
/s/ ROBERT W. ZENTZ Robert W. Zentz			Director
*By:	/s/ ROBERT W. ZENTZ
	Name:	Robert W. Zentz, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Walden e-Learning, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

WALDEN E-LEARNING, LLC
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature			Capacity

* Paula Singer			President, Chief Executive Officer and Manager (Principal Executive Officer)
/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen			Vice President, Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)
/s/ ROBERT W. ZENTZ Robert W. Zentz			Manager
*By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Laureate Education International Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

LAUREATE EDUCATION INTERNATIONAL LTD.
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature	Capacity

/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ ROBERT W. ZENTZ Robert W. Zentz	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Educational Satellite Services, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

EDUCATIONAL SATELLITE SERVICES, INC.
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature	Capacity

/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ ROBERT W. ZENTZ Robert W. Zentz	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Canter and Associates, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

CANTER AND ASSOCIATES, LLC
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature	Capacity

* Paula Singer	President of the Registrant and President of The Canter Group of Companies, LLC, the Sole Member of Registrant (Principal Executive Officer)
/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen
Vice President and Treasurer of the Registrant and Vice President and Treasurer of The Canter Group of Companies, LLC, the Sole Member of Registrant (Principal Financial Officer and Principal Accounting Officer)
* Douglas L. Becker	Chairman of the Board of Directors of Laureate Education, Inc., the Sole Member of The Canter Group of Companies, LLC, the Sole Member of the Registrant
* Brian F. Carroll	Director of Laureate Education, Inc., the Sole Member of The Canter Group of Companies, LLC, the Sole Member of the Registrant
* Andrew B. Cohen	Director of Laureate Education, Inc., the Sole Member of The Canter Group of Companies, LLC, the Sole Member of the Registrant

Signature	Capacity

* Darren M. Friedman	Director of Laureate Education, Inc., the Sole Member of The Canter Group of Companies, LLC, the Sole Member of the Registrant
* John A. Miller	Director of Laureate Education, Inc., the Sole Member of The Canter Group of Companies, LLC, the Sole Member of the Registrant
* George Muñoz	Director of Laureate Education, Inc., the Sole Member of The Canter Group of Companies, LLC, the Sole Member of the Registrant
Judith Rodin	Director of Laureate Education, Inc., the Sole Member of The Canter Group of Companies, LLC, the Sole Member of the Registrant
* Jonathan D. Smidt	Director of Laureate Education, Inc., the Sole Member of The Canter Group of Companies, LLC, the Sole Member of the Registrant
Ian K. Snow	Director of Laureate Education, Inc., the Sole Member of The Canter Group of Companies, LLC, the Sole Member of the Registrant
* Steven M. Taslitz	Director of Laureate Education, Inc., the Sole Member of The Canter Group of Companies, LLC, the Sole Member of the Registrant
* Quentin Van Doosselaere	Director of Laureate Education, Inc., the Sole Member of The Canter Group of Companies, LLC, the Sole Member of the Registrant

Signature			Capacity

Robert B. Zoellick			Director of Laureate Education, Inc., the Sole Member of The Canter Group of Companies, LLC, the Sole Member of the Registrant
*By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, The Canter Group of Companies, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

THE CANTER GROUP OF COMPANIES, LLC
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature	Capacity

* Paula Singer	President (Principal Executive Officer)
/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Douglas L. Becker	Chairman and Chief Executive Officer of Laureate Education, Inc., the Sole Member of the Registrant
* Brian F. Carroll	Director of Laureate Education, Inc., the Sole Member of the Registrant
* Andrew B. Cohen	Director of Laureate Education, Inc., the Sole Member of the Registrant
* Darren M. Friedman	Director of Laureate Education, Inc., the Sole Member of the Registrant
* John A. Miller	Director of Laureate Education, Inc., the Sole Member of the Registrant

Signature			Capacity

* George Muñoz			Director of Laureate Education, Inc., the Sole Member of the Registrant
Judith Rodin			Director of Laureate Education, Inc., the Sole Member of the Registrant
* Jonathan D. Smidt			Director of Laureate Education, Inc., the Sole Member of the Registrant
Ian K. Snow			Director of Laureate Education, Inc., the Sole Member of the Registrant
* Steven M. Taslitz			Director of Laureate Education, Inc., the Sole Member of the Registrant
* Quentin Van Doosselaere			Director of Laureate Education, Inc., the Sole Member of the Registrant
Robert B. Zoellick			Director of Laureate Education, Inc., the Sole Member of the Registrant
*By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen, as attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Fleet Street Aviation, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on January 20, 2016.

FLEET STREET AVIATION, LLC
By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 20, 2016.

Signature			Capacity

/s/ EILIF SERCK-HANSSEN Eilif Serck-Hanssen			President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
* Douglas L. Becker			Manager
/s/ ROBERT W. ZENTZ Robert W. Zentz			Manager
*By:	/s/ EILIF SERCK-HANSSEN
	Name:	Eilif Serck-Hanssen, as attorney-in-fact

 EXHIBIT INDEX

Exhibit No.		Description
2.1	#	Equity Purchase Agreement, dated as of May 10, 2013, by and between Rede Internacional de Universidades Laureate Ltda., and Dra. Labibi Elias Alves da Silva, Prof. Dr. Edevaldo Alves da Silva, Dra. Aidéa Alves da Silva, and Dr. Arnold Fioravante, and Faculdades Metropolitanas Unidas—Associação Educacional in the capacity of intervening and consenting party (incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

2.2	#	Equity Purchase Agreement, dated as of May 10, 2013, by and between Rede Internacional de Universidades Laureate Ltda., and Dra. Labibi Elias Alves da Silva, Prof. Dr. Edevaldo Alves da Silva and Dr. Arnold Fioravante, and Associação de Cultura e Ensino, in the capacity of intervening and consenting party (incorporated herein by reference to Exhibit 2.2 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

2.3	#	Equity Purchase Agreement, dated as of May 10, 2013, by and between Rede Internacional de Universidades Laureate Ltda., and Dra. Labibi Elias Alves da Silva, and Dr. Eduardo Alves da Silva, Dr. Edson Alves da Silva, and União Educacional de São Paulo, in the capacity of intervening and consenting party (incorporated herein by reference to Exhibit 2.3 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

2.4	#	Quota Purchase Agreement, dated as of July 11, 2014, by and between Sociedade de Educacao Ritter dos Reis Ltda. and Solon Flores Sant'anna, Darci Sanfelici, Ana Maria Lisboa de Mello, Iron Augusto Muller and, as intervening consenting parties, Sociedade Educacional Sul-Rio-Grandense S/S Ltda., Sociedade Porto-Alegrense de Pesquisa Educacional S/S Ltda., and SFS Assessoria e Consultoria S/S Ltda. (incorporated herein by reference to Exhibit 2.4 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

3.1	**	Certificate of Incorporation of Laureate Education, Inc.

3.2	**	Bylaws of Laureate Education, Inc.

3.3	**	Articles of Incorporation of Laureate International Universities, Inc., as amended by the Articles of Amendment of Charter

3.4	**	By-Laws of Laureate International Universities, Inc.

3.5	**	Articles of Incorporation of International University Ventures, Ltd., as amended by the Articles of Amendment

3.6	**	By-Laws of International University Ventures, Ltd.

3.7	**	Articles of Incorporation of Tuition Finance, Inc.

3.8	**	By-Laws of Tuition Finance, Inc.

3.9	**	Articles of Incorporation For a Stock Corporation of Wall Street International Holdings—US I, Inc.

3.10	**	By-Laws of Wall Street International Holdings—US I, Inc.

3.11	**	Articles of Organization of LEI Administration, LLC

3.12	**	Operating Agreement of LEI Administration, LLC

3.13	**	Articles of Organization of Laureate Bagby Investors LLC, as amended by the Articles of Amendment for a Limited Liability Company

Exhibit No.		Description

3.14	**	Operating Agreement of Laureate Bagby Investors LLC

3.15	**	Articles of Organization of Exeter Street Holdings LLC

3.16	**	Operating Agreement of Exeter Street Holdings LLC

3.17	**	Certificate of Incorporation of Laureate Ventures, Inc., as amended by Certificate of Amendment

3.18	**	By-Laws of Laureate Ventures, Inc.

3.19	**	Limited Liability Company Certificate of Formation of Laureate Properties, LLC (Delaware)

3.20	**	Operating Agreement of Laureate Properties, LLC (Delaware)

3.21	**	Amended and Restated Certificate of Incorporation of Post-Secondary Education Acquisition Corporation

3.22	**	Amended and Restated By-Laws of Post-Secondary Education Acquisition Corporation

3.23	**	Limited Liability Company Certificate of Formation of Walden e-Learning, LLC

3.24	**	Operating Agreement of Walden e-Learning, LLC

3.25	**	Certificate of Incorporation of Laureate Education International Ltd., as amended by the Certificate of Amendment of the Certificate of Incorporation and Certificate of Amendment

3.26	**	By-Laws of Laureate Education International Ltd.

3.27	**	Certificate of Incorporation of Educational Satellite Services, Inc.

3.28	**	Bylaws of Educational Satellite Services, Inc.

3.29	**	Limited Liability Company Certificate of Formation of Canter and Associates, LLC

3.30	**	Operating Agreement of Canter and Associates, LLC

3.31	**	Limited Liability Company Articles of Organization—Conversion of The Canter Group of Companies, LLC

3.32	**	Operating Agreement of The Canter Group of Companies, LLC

3.33	**	Certificate of Formation of Fleet Street Aviation, LLC

3.34	**	Limited Liability Company Agreement of Fleet Street Aviation, LLC

4.1		Senior Indenture, dated July 25, 2012, among Laureate Education, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

4.2		First Supplemental Indenture, dated November 13, 2012, among Laureate Education, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

4.3		Second Supplemental Indenture, dated December 29, 2015, among Laureate Education, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee

Exhibit No.	Description
4.4	Exchange and Registration Rights Agreement, dated as of July 25, 2012, among Laureate Education, Inc., the guarantors listed on the signature pages thereto and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., KKR Capital Markets LLC and Morgan Stanley & Co. LLC (incorporated herein by reference to Exhibit 10.16 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

4.5	Exchange and Registration Rights Agreement, dated as of November 13, 2012, among Laureate Education, Inc., the guarantors listed on the signature pages thereto and J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Corp., BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., KKR Capital Markets LLC and Morgan Stanley & Co. LLC (incorporated herein by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

4.6	Exchange and Registration Rights Agreement, dated as of December 29, 2015, among Laureate Education, Inc., the guarantors listed on the signature pages thereto and the initial holders listed on the signature pages thereto

4.7	Form of 9.250% Senior Notes due 2019 (included in Exhibit 4.1)

5.1	Opinion of DLA Piper LLP (US)

10.1	Second Amendment to Credit Agreement, dated as of June 16, 2011, among Laureate Education, Inc. and Iniciativas Culturales de España S.L., as borrowers, certain financial institutions listed on the signature pages thereto and Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent (incorporated herein by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.2	Amended and Restated Credit Agreement dated as of August 17, 2007 and amended and restated as of June 16, 2011, among Laureate Education, Inc. and Iniciativas Culturales de España S.L., as borrowers, the lending institutions from time to time parties thereto, and Citibank, N.A. (as successor to Goldman Sachs Credit Partners L.P.), as Administrative Agent and Collateral Agent (incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.3	First Amendment to Amended and Restated Credit Agreement, dated as of January 18, 2013, entered into by Laureate Education, Inc. and Iniciativas Culturales de España S.L., as borrowers, Citibank, N.A., as successor Administrative Agent and Collateral Agent, and certain financial institutions listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.4	Second Amendment to Amended and Restated Credit Agreement, dated as of April 23, 2013, entered into by Laureate Education, Inc. and Iniciativas Culturales de España S.L., as borrowers, Citibank, N.A., as successor Administrative Agent and Collateral Agent, and certain financial institutions listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

Exhibit No.	Description
10.5	Third Amendment to Amended and Restated Credit Agreement, dated as of October 3, 2013, entered into by Laureate Education, Inc. and Iniciativas Culturales de España S.L., as borrowers, Citibank, N.A., as successor Administrative Agent and Collateral Agent, and certain financial institutions listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.6	Fourth Amendment to Amended and Restated Credit Agreement and Amendment to the U.S. Obligations Security Agreement and the U.S. Pledge Agreement, dated as of July 7, 2015, entered into by Laureate Education, Inc. and Iniciativas Culturales de España S.L., as borrowers, Citibank, N.A., as successor Administrative Agent and Collateral Agent, the other parties thereto and certain financial institutions listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.7	Joinder Agreement, dated as of December 22, 2011, by and among Bank of Montreal, Chicago Branch, Laureate Education, Inc. and Citibank, N.A., as Administrative Agent and Collateral Agent (incorporated herein by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.8	Joinder Agreement, dated as of December 22, 2011, by and among Morgan Stanley Senior Funding, Inc., Laureate Education, Inc. and Citibank, N.A., as Administrative Agent and Collateral Agent (incorporated herein by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.9	Joinder Agreement, dated as of January 18, 2013, by and among the lenders party thereto, Laureate Education, Inc., as borrower, and Citibank, N.A., as Administrative Agent (incorporated herein by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.10	Joinder Agreement, dated as of April 23, 2013, by and among the lenders party thereto, Laureate Education, Inc., as borrower, and Citibank, N.A., as Administrative Agent (incorporated herein by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.11	Joinder Agreement, dated as of December 16, 2013, by and among lenders party thereto, Laureate Education, Inc., as borrower, and Citibank, N.A., as Administrative Agent (incorporated herein by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.12	Guarantee dated as of August 17, 2007, by certain domestic subsidiaries of Laureate Education, Inc., as Guarantors in favor of Goldman Sachs Credit Partners L.P., as Collateral Agent, as supplemented by Supplement No. 1 dated as of April 1, 2009 between LEI Administration, LLC, as the New Guarantor, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as supplemented by Supplement No. 2 dated as of July 15, 2011, between Exeter Street Holdings LLC, as the New Guarantor, and Goldman Sachs Credit Partners L.P., as Collateral Agent (incorporated herein by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

Exhibit No.	Description
10.13	Security Agreement, dated as of August 17, 2007, among Laureate Education, Inc., and certain domestic subsidiaries of Laureate Education, Inc., as Grantors, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as supplemented by Supplement No. 1 dated as of April 1, 2009 between LEI Administration, LLC, as the New Grantor, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as supplemented by Supplement No. 2 dated as of July 15, 2011 between Exeter Street Holdings LLC, as the New Grantor, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as amended by the Fourth Amendment to Amended and Restated Credit Agreement and Amendment to the U.S. Obligations Security Agreement and the U.S. Pledge Agreement, dated as of July 7, 2015 (incorporated herein by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.14	Pledge Agreement, dated as of August 17, 2007, among Laureate Education, Inc., and certain domestic subsidiaries of Laureate Education, Inc., as Pledgors, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as supplemented by Supplement No. 1 dated as of April 1, 2009 between LEI Administration, LLC, as Additional Pledgor, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as supplemented by Supplement No. 2 dated as of July 15, 2011 between Exeter Street Holdings LLC, as Additional Pledgor, and Goldman Sachs Credit Partners L.P., as Collateral Agent, as amended by the Fourth Amendment to Amended and Restated Credit Agreement and Amendment to the U.S. Obligations Security Agreement and the U.S. Pledge Agreement, dated as of July 7, 2015 (incorporated herein by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.15	Amended and Restated Collateral Agreement, dated as of June 16, 2011, among Walden University, LLC, each other subsidiary of Laureate Education, Inc. that becomes a party thereto from time to time, and Goldman Sachs Credit Partners L.P., as Collateral Agent (incorporated herein by reference to Exhibit 10.15 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.16	Foreign Obligations Guarantee, dated as of January 23, 2008, by Rede Internacional de Universidades Laureate, Ltda., as Foreign Obligations Guarantor, in favor of Goldman Sachs Credit Partners L.P., as Collateral Agent under the Credit Agreement for the benefit of the Foreign Obligations Secured Parties (incorporated herein by reference to Exhibit 10.18 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.17	Foreign Obligations Guarantee, dated as of January 23, 2008, by Laureate Education, Inc., ICE Inversiones Brazil, SL, Inversiones en Educacion Limitada, Laureate Education Mexico, S. de R.L. de C.V., Laureate Education Peru, S.R.L., Laureate Honduras S. de R.L. de C.V., Laureate I B.V., Laureate International B.V., Laureate International Costa Rica S.R.L., LIUF, SAS, Online Higher Education, B.V., Laureate Panama, S.A., Laureate Chile Limitada, and Iniciativas Culturales de España S.L., as Foreign Obligations Guarantors, in favor of Goldman Sachs Credit Partners L.P., as Collateral Agent under the Credit Agreement for the benefit of the Foreign Obligations Secured Parties (incorporated herein by reference to Exhibit 10.19 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.18	Deed of Pledge of Receivables, dated August 17, 2007, between Goldman Sachs Credit Partners L.P. and Laureate Education, Inc. with respect to interests in Fleet Street International Universities C.V. (incorporated herein by reference to Exhibit 10.20 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

Exhibit No.	Description
10.19	Deed of Pledge of Receivables, dated September 2011, between Laureate Education, Inc., as Pledgor, and Citibank, N.A., in its capacity as Collateral Agent, as Pledgee, with respect to interests in Fleet Street International Universities C.V. (incorporated herein by reference to Exhibit 10.21 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.20	Deed of Pledge of Receivables dated August 17, 2007, between Goldman Sachs Credit Partners L.P. and Laureate Education International Limited, with respect to interests in Fleet Street International Universities C.V. (incorporated herein by reference to Exhibit 10.22 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.21	Deed of Pledge of Receivables, dated September 30, 2011, between Laureate Education International Limited, as Pledgor, and Citibank, N.A., in its capacity as Collateral Agent, as Pledgee, with respect to interests in Fleet Street International Universities C.V. (incorporated herein by reference to Exhibit 10.23 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.22	Deed of Pledge (Laureate I B.V.), dated January 29, 2008, by Iniciativas Culturales de España S.L. in favor of Goldman Sachs Credit Partners L.P., in its capacity as Collateral Agent under the Credit Agreement for the benefit of the Secured Parties (incorporated herein by reference to Exhibit 10.24 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.23	Deed of Pledge (Laureate I B.V.), dated September 30, 2011, between Iniciativas Culturales de España S.L., as Pledgor, Citibank, N.A., as Administrative Agent and Collateral Agent under the Credit Agreement for the benefit of the Lenders under the Credit Agreement, as Pledgee, and Laureate I B.V., as the Company (incorporated herein by reference to Exhibit 10.25 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.24	Deed of Pledge (Laureate International B.V.), dated January 29, 2008, by Laureate I B.V. in favor of Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent under the Credit Agreement for the benefit of the Secured Parties (incorporated herein by reference to Exhibit 10.26 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.25	Deed of Pledge (Laureate International B.V.), dated September 30, 2011, between Laureate I B.V., as Pledgor, Citibank, N.A., as Administrative Agent and Collateral Agent under the Credit Agreement for the benefit of the Lenders under the Credit Agreement, as Pledgee, and Laureate International B.V., as the Company (incorporated herein by reference to Exhibit 10.27 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.26	Deed of Pledge Over Credit Rights Derived from Bank Account, dated March 14, 2008, by Iniciativas Culturales de España S.L. in favor of Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent under the Credit Agreement for the benefit of the Secured Parties, as amended by that Amendment Agreement in Respect of Pledge Over Credit Rights Derived from Bank Account, dated October 5, 2011, by and between Iniciativas Culturales de España S.L., as Pledgor, Goldman Sachs Credit Partners L.P., as Prior Pledgee, and Citibank, N.A., acting as Administrative Agent and Collateral Agent, as Pledgee (incorporated herein by reference to Exhibit 10.28 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

Exhibit No.		Description
10.27		Deed of First Priority Pledge Over Credit Rights, dated March 14, 2008, by Iniciativas Culturales de España S.L. in favor of Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent under the Credit Agreement for the benefit of the Secured Parties, as amended by that Amendment Agreement in Respect of Pledge Over Credit Rights, dated October 5, 2011, by and between Iniciativas Culturales de España S.L., as Pledgor, Goldman Sachs Credit Partners L.P., as Prior Pledgee, and Citibank, N.A., acting as Administrative Agent and Collateral Agent, as Pledgee (incorporated herein by reference to Exhibit 10.29 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.28		Deed of Pledge of Participations, dated March 14, 2008, by Iniciativas Culturales de España S.L. in favor of Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent under the Credit Agreement for the benefit of the Secured Parties, as amended by that Amendment Agreement in Respect of Pledge of Shares, dated October 5, 2011, by and between Iniciativas Culturales de España S.L., as Pledgor, Goldman Sachs Credit Partners L.P., as Prior Pledgee, and Citibank, N.A., acting as Administrative Agent and Collateral Agent, as Pledgee (incorporated herein by reference to Exhibit 10.30 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.29	†	2007 Stock Incentive Plan for Key Employees of Laureate Education, Inc. and its Subsidiaries (incorporated herein by reference to Exhibit 10.31 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.30	†	2007 Stock Incentive Plan Form of Stock Option Agreement, as amended on August 31, 2010 (incorporated herein by reference to Exhibit 10.32 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.31	†	2013 Long-Term Incentive Plan of Laureate Education, Inc. and its Subsidiaries, dated June 13, 2013, as amended by the First Amendment to the 2013 Long-Term Incentive Plan effective as of September 17, 2015 (incorporated herein by reference to Exhibit 10.33 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.32	†	2013 Stock Incentive Plan Form of Stock Option Agreement effective as of September 11, 2013 (incorporated herein by reference to Exhibit 10.34 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.33	†	Laureate Education, Inc. Deferred Compensation Plan, as amended and restated effective January 1, 2009 (incorporated herein by reference to Exhibit 10.35 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.34	†	Form of Management Stockholder's Agreement for equityholders (incorporated herein by reference to Exhibit 10.36 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.35	†	Employment Offer Letter, dated July 6, 2015, between Laureate Education, Inc. and Enderson Guimarães (incorporated herein by reference to Exhibit 10.37 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on December 23, 2015)

10.36	†	Deferred Compensation Letter Agreement, dated August 16, 2007, by and among L Curve Sub Inc., Laureate Education, Inc. and Douglas L. Becker (incorporated herein by reference to Exhibit 10.38 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on December 23, 2015)

10.37	†	Deferred Compensation Letter Agreement, dated December 24, 2015, between Laureate Education, Inc. and Douglas L. Becker

Exhibit No.		Description

10.38	†	2nd Amended and Restated Executive Interest Subscription Agreement, dated August 31, 2010, between Wengen Alberta, Limited Partnership and Douglas L. Becker (incorporated herein by reference to Exhibit 10.39 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.39	†	Employment Offer Letter, dated July 21, 2008, between Laureate Education, Inc. and Eilif Serck-Hanssen (incorporated herein by reference to Exhibit 10.40 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.40	†	Amendment to Employment Offer Letter, dated December 9, 2010, between Laureate Education, Inc. and Eilif Serck-Hanssen (incorporated herein by reference to Exhibit 10.41 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.41	†	Time-Based Restricted Stock Agreement, dated August 5, 2008, between Laureate Education, Inc. and Eilif Serck-Hanssen (incorporated herein by reference to Exhibit 10.42 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.42	†	Form of Time-Based Restricted Stock Units Agreement, for grants from and after September 11, 2013 (incorporated herein by reference to Exhibit 10.43 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.43		Support Services Agreement between Santa Fe University of Art and Design, LLC and Laureate Education, Inc. dated October 1, 2014 (incorporated herein by reference to Exhibit 10.44 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.44
Master Service and Confidentiality Agreement, dated April 28, 2014, by and between Laureate Education, Inc. and Accenture LLP (incorporated herein by reference to Exhibit 10.45 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.45	‡	System Wide Master Agreement, dated April 10, 2015, between Blackboard Inc. and Laureate Education, Inc. (incorporated herein by reference to Exhibit 10.46 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.46	†	Form of Stockholders' Agreement for Entity-Appointed Directors (incorporated herein by reference to Exhibit 10.47 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.47	†	Form of Stockholders' Agreement for Individual Directors (incorporated herein by reference to Exhibit 10.48 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.48	†	2013 Stock Incentive Plan Form of Restricted Stock Units Agreement (incorporated herein by reference to Exhibit 10.49 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

10.49	†	2013 Stock Incentive Plan Form of Performance Share Units Agreement (incorporated herein by reference to Exhibit 10.50 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on November 20, 2015)

12.1	**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

Exhibit No.		Description
21.1		List of Subsidiaries of Laureate Education, Inc. (incorporated herein by reference to Exhibit 21.1 to the Company's Registration Statement on Form S-1 (File No. 333-207243), filed on December 23, 2015)

23.1	**	Consent of PricewaterhouseCoopers LLP

23.2	**	Consent of PricewaterhouseCoopers Auditores Independentes, São Paulo, Brazil

23.3	**	Consent of PricewaterhouseCoopers Auditores Independentes, Porto Alegre, RS, Brazil

23.4		Consent of DLA Piper LLP (US) (included as part of Exhibit 5.1)

24.1	**	Powers of Attorney

24.2		Power of Attorney for Michael S. Ryan

25.1		Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wells Fargo Bank, N.A. with respect to the Indenture

99.1		Form of Letter of Transmittal

99.2		Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3		Form of Letter to Clients

99.4		Form of Notice of Guaranteed Delivery

*
To be filed by amendment.

**
Previously filed.

#
Laureate Education, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

†
Indicates a management contract or compensatory plan or arrangement.

‡
Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

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TABLE OF ADDITIONAL REGISTRANTS
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings
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